UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2024

IDENTIV, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-29440	77-0444317
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2201 Walnut Avenue, Suite 100, Fremont, California	94538
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (949) 250-8888

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.001 par value per share	INVE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

As previously announced, on April 2, 2024, Identiv, Inc. (“Identiv”) entered into a Stock and Asset Purchase Agreement (the “Purchase Agreement”) with Hawk Acquisition, Inc., a Delaware corporation (“Buyer”) and a wholly-owned subsidiary of Vitaprotech SAS, a French société par actions simplifiée and provider of security solutions. Upon the terms and subject to the conditions set forth in the Purchase Agreement, at the closing of the transaction contemplated thereby, Identiv will sell its physical security, access card, and identity reader operations and assets, including all outstanding shares of Identiv Private Limited, its wholly-owned subsidiary (the “Physical Security Business”) to Buyer in exchange for $145.0 million, subject to customary adjustments as set forth in the Purchase Agreement, and the assumption by Buyer of certain liabilities related to the Physical Security Business.

On August 15, 2024, Identiv received written notice from the Department of the Treasury that the Committee on Foreign Investment in the United States (“CFIUS”) had concluded its review with respect to the transaction contemplated by the Purchase Agreement and determined there were no unresolved national security concerns.

Identiv currently expects the transaction to close within 30 days following its receipt of CFIUS clearance, subject to the satisfaction of other customary closing conditions contained in the Purchase Agreement.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those involving future events and future results that are based on current expectations as well as the current beliefs and assumptions of management of Identiv and can be identified by words such as “anticipate,” “believe,” “continue,” “plan,” “will,” “intend,” “expect,” “outlook,” and similar references to the future. Any statement that is not a historical fact, including statements regarding: the expected timing of the closing of the transaction; the expected amount of proceeds from the transaction; and the terms and conditions related to the transaction, including closing conditions. Forward-looking statements are only predictions and are subject to a number of risks and uncertainties, many of which are outside Identiv’s control, which could cause actual results to differ materially and adversely from those expressed in any forward-looking statements. Factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: the risk that the other conditions to the closing of the transaction are not satisfied; the occurrence of any event, change or other circumstances that could give rise to the termination of the Purchase Agreement; the failure of the proposed transaction to close for any reason; potential litigation relating to the transaction and the effects of any outcome related thereto; any purchase price adjustments to the amount of proceeds from the transaction; delays in the closing of the proposed transaction; and the other factors discussed in its periodic reports, including its Annual Report on Form 10-K for the year ended December 31, 2023, Quarterly Report on Form 10-Q for the quarter ended June 30, 2024 and subsequent reports filed with the Securities and Exchange Commission. All forward-looking statements are based on information available to Identiv as of the date of this Current Report on Form 8-K and Identiv undertakes no intent or obligation to publicly update or revise any of these forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Identiv, Inc.

August 19, 2024	By:	/s/ Justin Scarpulla
Justin Scarpulla Chief Financial Officer